Exhibit 2


                            CSW COMMUNICATIONS, INC.
                               STATEMENT OF INCOME
                    FOR THE QUARTER ENDED SEPTEMBER 30, 1996


REVENUES

    Fiber Line Lease                                                $  254,931

    Other Income                                                       211,449
                                                                ---------------

                                                                       466,380
                                                                ---------------


EXPENSES

    Interest Expense                                                   304,445

    Depreciation and Amortization                                      217,059

    Administrative and General                                       1,343,457

    Maintenance                                                            348

    Taxes Other Than Income                                             82,684

    Income Taxes                                                      (518,533)
                                                                ---------------

                                                                     1,429,460
                                                                ---------------

Net Loss                                                            $ (963,080)
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